Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                              SOFTNET SYSTEMS, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                                    * * * * *


     WE, THE UNDERSIGNED, John I. Jellinek and Eleanor Ault, being respectively the President and the Assistant Secretary of SoftNet Systems, Inc. hereby certify:

     Article 1. The name of the corporation is SoftNet Systems, Inc., originally known as Tensor Electric Development Co., Inc.

     Article 2. The certificate of incorporation of said corporation was filed by the Department of State on the 12th day of December, 1956.

     Article 3.
          (a) The certificate of incorporation is amended to designate the preferred stock terms and preferences.

          (b) To effect the foregoing, Article Third relating to the said corporation's stock is amended to add the following:

     The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series A Preferred Stock or the holders thereof, are as follows:

          1. DEFINITIONS: For purposes of this Designation, the following definitions shall apply:

               "Board: shall mean the Board of Directors of the Company.

               "Closing Price" per share of Common Stock on any date shall mean
          (i) the last sale price on such day on the principal stock exchange on which the Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is in the business of reporting such prices as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the holders of Preferred Stock and the Company or, if they cannot agree upon such selection, be selected by two such members of the NASD, one of which shall be selected by such holders and one of which shall be selected by the Company or, if two such members cannot agree on the Closing Price, the average of the Closing Prices furnished by two such members.

          "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

          "Company" shall mean Softnet Systems, Inc.

          "Original Issue Date" shall mean the date of the original issuance of shares of Preferred Stock.

          "Preferred Stock" shall refer to shares of Series A Preferred Stock, par value $.10 per share of the Company.

          "Redemption Date" shall mean the date on which any shares of Preferred Stock are redeemed by the Company.

          "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          2. DESIGNATION; NUMBER OF SHARES. The designation of the Preferred Stock authorized by this resolution shall be "Series A Preferred Stock" and the number of shares of Preferred Stock authorized hereby shall be 1,500,000 shares.

          3. DIVIDENDS. The holders of Preferred Stock shall be entitled to receive dividends, when and as declared by the Board, at the same rate per share as the holders of Common Stock.

          4.  LIQUIDATION RIGHTS OF PREFERRED STOCK.

          (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each holder of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are represented by capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Company's Preferred Stock ranking junior to the Preferred Stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company, an amount equal to $8.00 per share.

          (b) If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of Preferred Stock, based on the full preferential amounts for the number of shares of Preferred Stock held by each holder.

          (c) A consolidation or merger of the Company with or into any other corporation or corporations in which the stockholders of the Company receive solely capital stock of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, shall not be deemed to be a liquidation, dissolution or winding up of the Company as those terms are used in this paragraph 4.

          5.  REDEMPTION OF PREFERRED STOCK:

          (a)  The Company shall, at a redemption price equal to the greater of
     (1) the number of shares of Preferred Stock outstanding multiplied by the Closing Price per share of Common Stock on the Trading Day immediately prior to the Redemption Date; and (2) $4,000,000 (the "Redemption Price"), redeem from any source of funds legally available therefor, all shares of Preferred Stock outstanding on the fifth anniversary of the Original Issue Date.

          (b) If, at the time of any redemption pursuant to (a) above, the funds of the Company legally available for redemption of Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of such shares, pro rata based upon the number of shares requested to be redeemed by the holders thereof. At any time thereafter when additional funds of the Company become legally available for the redemption of Preferred Stock, such funds shall immediately be used to redeem the Preferred Stock which the Company has become obligated to redeem pursuant to this subparagraph, but which it has not redeemed, at the per share value of the Redemption Price plus interest from the Redemption Date at an annual rate equal to 6%.

          6.  VOTING RIGHTS:

          (a) The holders of Preferred Stock, except as otherwise provided hereunder or required under New York law, shall not be entitled to vote.

          (b) So long as any shares of the Preferred Stock shall remain outstanding, the Company will not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least two-thirds of the outstanding shares of Preferred Stock, (1) create any class or series of stock ranking prior to or on a parity with the Preferred Stock either as to dividends or upon liquidation or (2) amend, alter or repeal any of the provisions of the Company's Articles of Incorporation or By-Laws so as to affect adversely the preferences, special rights or powers of the Preferred Stock or (c) liquidate, wind up or dissolve itself other than as a result of its insolvency or bankruptcy.

          7.  CONVERSION:

          (a) From and after the date that the holders of the Common Stock of the Company approve the conversion of Preferred Stock into Common Stock ("Shareholder Approval"), each share of Preferred Stock shall be convertible into one fully paid and nonassessable share of Common Stock, subject to adjustment as hereinafter set forth in subclause (d) below.

          (b) Following the receipt of notice of Shareholder Approval, each holder of shares of Preferred Stock shall surrender the certificate or certificates representing the shares of preferred Stock to be converted, duly endorsed for transfer to the Company, at the principal executive office of the Company. Conversion shall be deemed to have been effected on the date of Shareholder Approval (the "Conversion Date"). As promptly as practicable thereafter, the Company shall issue to or upon the written order of such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The conversion of shares of Preferred Stock into shares of Common Stock shall be deemed to be effective and such holder, or the person or persons designated by such holder, shall be deemed to have become a holder of record of the shares of Common Stock issuable upon conversion of such shares of Preferred Stock on the applicable Conversion Date unless the transfer books of the company are closed on such date, in which event such holder shall be deemed to have become a holder of record of the shares of Common Stock issued upon conversion of the shares of Preferred Stock on the next succeeding date on which the transfer books of the Company are open.

          (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of issuing fractional shares of Common Stock upon conversion of shares of Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional shares of Common Stock equal to the fair market value thereof as determined by the Board of Directors of the Company.

          (d) The number of shares of Common Stock into which a share of Preferred Stock shall be convertible as set forth in subclause (a) above, shall be subject to adjustment from time to time as follows:

          (1) In case the Company shall at any time subdivide (e.g. split) its outstanding shares of Common Stock or shall issue a dividend or other distribution payable in shares of Common Stock, the number of shares of Common Stock into which a share of Preferred Stock shall be convertible shall be proportionately increased, effective immediately after the effective date of such subdivision or at the close of business on the record date fixed by the Board of Directors of the Company for such dividend or other distribution, as the case may be;

          (2) In case the Company shall at any time combine (e.g. reverse split) its outstanding shares of Common Stock, the number of shares of Common Stock into which a share of Preferred Stock shall be convertible shall be proportionately decreased, effective immediately after the effective date of such combination; and

          (3) In case the Company shall at any time recapitalize or reclassify its capital stock, or in case of any consolidation or merger of the Company with or into any other person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the capital stock of the Company) or in case of the sale or other disposition of all or substantially all the assets of the Company as an entirety to any other person, then in each such case each outstanding share of Preferred Stock shall after such recapitalization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of capital stock or other securities or assets of the Company or of the entity resulting from such consolidation or surviving such merger or to which such assets shall have been sold or otherwise disposed of to which the holder thereof would have been entitled if immediately prior to such recapitalization, reclassification, consolidation, merger, sale or other disposition such holder had converted its shares of Preferred Stock. The provisions set forth above shall apply to successive recapitalizations, reclassifications, consolidations, mergers, sales or other dispositions.

          (e) All shares of Common Stock issued upon conversion of shares of Preferred Stock shall, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

          8. NOTICES. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its office located at One Overlook Point, Lincolnshire, IL 60069 or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Preferred Stock at their addresses appearing on the books of the Company.

     Article 4. The amendment was authorized by the Unanimous Written Consent of the Board of Directors.

     IN WITNESS WHEREOF, we have signed this certificate on the 28th day of October, 1994 and we affirm the statements contained therein as true under penalties of perjury.

                              /s/ John I. Jellinek
                                   John I. Jellinek, President

                              /s/ Eleanor Ault
                                   Eleanor Ault,
                                   Assistant Secretary



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THE VADER GROUP INC.

                Under Section 805 of the Business Corporation Law

     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned Peter Harvey, President, and Alfred Ziegler, Secretary, hereby certify:

     FIRST: The name of the corporation is The Vader Group Inc., originally known as Tensor Electric Development Co. Inc.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York on the 12th day of December, 1956.

     THIRD: The amendments to the Certificate of Incorporation effected by this Certificate are as follows:

          Article FIRST of the Certificate of Incorporation is hereby amended to change the name of the Corporation as follows:

               "FIRST:  The name of the Corporation is SoftNet Systems, Inc."

          Article THIRD of the Certificate of Incorporation is hereby amended to increase the number of authorized common shares and preferred shares and to reduce the par value thereof by changing the first sentence of Article THIRD to read as follows:

               "THIRD: The aggregate number of shares which the Corporation shall have authority to issue is 14,000,000 shares, of which 10,000,000 shares shall be common stock, par value $.01 per share and 4,000,000 shares shall be Preferred Stock, par value $.10 par share."

          Article SEVENTH of the Certificate of Incorporation is hereby amended to eliminate the nine-man classified Board of Directors by changing Article SEVENTH (a) to read as follows and by deleting Article SEVENTH (b):

               "SEVENTH: (a) The Board of Directors shall from to time determine the number of directors constituting the entire Board of Directors of the Corporation, provided, however, that in no event shall the number of directors constituting the entire Board of Directors be less than five directors."

     FOURTH: That as a result of the amendment to Article THIRD, each of the 2,329,950 outstanding shares of Common Stock, par value $.10 per share, shall be exchanged for an outstanding share of Common Stock, par value $.01 per share, on a one-to-one ratio of exchange; each of the 3,670,050 unissued shares of Common Stock, par value $.10 per share, shall be changed into unissued shares of Common Stock, par value $.01 per share, on a 2.0899034 to one basis, the result being 7,670,050 unissued shares at par value .01 and each of the 2,000,000 unissued shares of Preferred Stock, par value $1.00 per share, shall be changed into unissued shares of Preferred Stock, par value $.10 per share on a two to one basis; and $.09 per share of the stated capital per outstanding share of Common Stock, or an aggregate of $209,695.50, shall be transferred from stated capital to a capital surplus account.

     FIFTH: That the foregoing amendments to the Certificate of Incorporation were authorized by a vote of the Board of Directors followed by a vote of in excess of two-thirds of all outstanding shares entitled to vote on amendments to the Certificate of Incorporation at a meeting of shareholders.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under penalties of perjury, this 29th day of June 1993.

                              /s/ Peter Harvey
                              PETER HARVEY, President


                              /s/ Alfred Ziegler
                              ALFRED ZIEGLER, Secretary



                              CERTIFICATE OF CHANGE

                              THE VADER GROUP INC.
              (Under Section 805-A of the Business Corporation Law)

     FIRST:  The name of the corporation (the "corporation") THE VADER GROUP
INC.

               The name under which this corporation was formed is

                      TENSOR ELECTRIC DEVELOPMENT CO. INC.

     SECOND: The certificate of incorporation of the corporation was filed by the Department of state on 12-12-56.

     THIRD: The certificate of incorporation of the corporation is hereby changed, so as to change the post office address to which the Secretary of State of the State of New York shall mail copy of process against the corpration served upon him and to change the address of the registered agent; and to accomplish said changes, the statements in the certificate of incorporation relating to said post office address and the designation of registered agent are hereby stricken and the following statements are subsitituted in lieu thereof:

     "The post office address within the State of New York to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon him is c/o United States Corporation Company, 15 Columbus Circle, New York, New York 10023-7773.

     "The name and the address of the registered agent of the corporation are United States Corporation Company, 15 Columbus Circle, New York, New York 10023-7773. Said registered agent is to be the agent upon which process against the corporation may be served."

     FOURTH: A notice of the proposed changes was mailed by the undersigned to the corporation not less than 30 days prior to the date of the delivery of this certificate to the Department of State and the corporation has not objected thereto. The person signing this certificate is the agent of the corporation to whose address the Secretary of the State of New York is required to mail copies of process and the registered agent of the corporation.

     IN WITNESS WHEREOF, we have subscribed this document on the date hereinafter set forth and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated:  11/13/1990


                              UNITED STATES CORPORATION COMPANY


                              /s/ Alan E. Spiewak
                              Alan E. Spiewak, Vice President

                              /s/ Richard L. Kushay
                              Richard L. Kushay, Asst. Secretary



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 MAGICSILK, INC.
                     _______________________________________

                Under Section 805 of the Business Corporation Law
                     _______________________________________


     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned Hobart Overocker, President and Alfred Ziegler, Secretary, hereby certify:

     FIRST: The name of the corporation is Magicsilk, Inc., originally known as TENSOR ELECTRIC DEVELOPMENT CO. INC.

     SECOND: That the Certificate of Incorporation of the corporation was filed with the Department of State, Albany, New York on the 12th day of December, 1956.

     THIRD: The amendment to the Certificate of Incorporation effected by this Certificate are as follows:

               Paragraph First of the              Certificate of Incorporation
               is hereby amended to change the name of the Corporation as follows:

                    First:  That the name of the corporation is:

                              The Vader Group Inc.

     FOURTH: That the amendment to the Certificate of Incorporation was authorized by a vote of the Board of Directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote on amendments to the Certificate of Incorporation at a meeting of shareholders.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 11th day of April, 1988.


                              By:  /s/ H.L. Overocker
                                   Hobart Overocker, President


                              By:  /s/ Alfred Ziegler
                                   Alfred Ziegler, Secretary

STATE OF NEW YORK   )
                    )    ss.:
COUNTY OF NEW YORK  )



          Hobart Overocker, being duly sworn, deposes and says that he is the President of Magicsilk, Inc., the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.

                              /s/ H.L. Overocker
                                   Hobart Overocker, President

Sworn to before me this
11th day of April, 1988:

/s/ Velma L. O'Loughlin
     Notary Public

My commission expires:


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               TENSOR CORPORATION
                     _______________________________________

                Under Section 805 of the Business Corporation Law
                     _______________________________________


     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned Hobart Overocker, President and Alfred Ziegler, Secretary, hereby certify:

          FIRST: The name of the corporation is TENSOR CORPORATION, formerly known as TENSOR ELECTRIC DEVELOPMENT CO., INC.

          SECOND: That the Certificate of Incorporation of the corporation was filed with the Department of State, Albany, New York on the 12th day of December, 1956.

          THIRD: That the amendments to the Certificate of Incorporation effected by this Certificate are as follows:

               Paragraph First of the Restated Certificate of Incorporation is hereby amended to change the name of the Corporation as follows:

                    First:  That the name of the corporation is MAGICSILK, INC.

               Paragraph Second of the Restated Certificate of Incorporation is hereby amended to change the purpose for which the corporation was formed as follows:

                    Second:  The corporation is formed to engage in any lawful act or activity for which Corporations may be organized under the Business Corporation Law of the State of New York, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state, official, department, board, agency or other body.

               Paragraph Third of the Restated Certificate of Incorporation is hereby amended to increase the number of authorized common shares and authorize a preferred stock as follows:

                    "Third:  The aggregate number of shares which the
               corporation shall have authority to issue is 8,000,000 shares, of which 6,000,000 shares shall be common stock, par value $.10 per share, and 2,000,000 shares of Preferred Stock, par value $1.00 per share. The Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the shareholders, of any or all shares of stock of the corporation of any class at any time authorized. The Preferred Stock may be issued from time to time in one or more series. The number of shares included in any or all series of any classes of preferred stock and the designations, relative rights, preferences and limitations shall be determined by the Board of Directors. The Board of Directors shall thereafter implement the authority to issue shares of the Preferred Stock by amendment to the Certificate of Incorporation pursuant to Section 502(d) of the Business Corporation Law of the State of New York.

          Fourth: That the amendments to the Certificate of Incorporation were authorized by a vote of the Board of Directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote on amendments to the Certificate of Incorporation at a meeting of shareholders.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 6th day of May, 1986.

                              TENSOR CORPORATION

                              /s/ H.L. Overocker
                                   Hobart Overocker, President

                              /s/ Alfred Ziegler
                                   Alfred Ziegler, Secretary





STATE OF NEW JERSEY )
                    )    ss:
COUNTY OF           )


          Hobart Overocker, being duly sworn, deposes and says that he is the President of Tensor Corporation, the corporation mentioned and described in the foregoing instruments; that he has read and signed the same and that the statements contained therein are true.

                              By:  /s/ H.L. Overocker
                                        Hobart Overocker,
                                        President

Sworn to before me this 6th day of May, 1986.

/s/ Michael E. Loeb
     Notary Public


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               TENSOR CORPORATION
                            Under Section 807 of the
                            Business Corporation Law


     Pursuant to Section 807 of the Business Corporation Law, the undersigned hereby certify:

     FIRST: That the name of the corporation is TENSOR CORPORATION, formerly known as TENSOR ELECTRIC DEVELOPMENT CO., INC.

     SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York on the 12th day of December, 1956.

     THIRD: That the changes in the Certificate of Incorporation effected by this Certificate are as follows:

     (a) To change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him, so that such address shall hereafter be United States Corporation Company, 70 Pine Street, New York, New York 10270;

     (b) To omit Articles Eighth and Ninth in accordance with Section 807(c). Article Eighth states the names and post office addresses of the directors until the first annual meeting of the stockholders and Article Ninth states the names, shares and post office addresses of each subscriber to the Certificate of Incorporation.

     (c) To designate United States Corporation Company, 70 Pine Street, New York, New York 10270 as the registered Agent of the Corporation upon whom process against it may be served.

     FOURTH: That the text of the Certificate of Incorporation of said TENSOR CORPORATION, is hereby restated and changed to read in full as follows:

          "FIRST:  The name of the corporation is TENSOR CORPORATION.

          SECOND: The purposes for which the proposed corporation is formed is as follows:

          (a) To do electronic and electrical work of every kind and description, including the business of electricians, electrical and electronic and mechanical manufacturers and dealers, either as principals or agents. To manufacture, install, repair, buy, sell, import, export, trade and deal in machinery and appliances for the generation, transmission and utilization of electricity, direct and alternating current machinery, gauges, motors, generators, dynamos, transformers, storage and other batteries, armatures, controllers, distributors, magnetos, switches and switchboards, vibrators, elevators, engines, pumps, fans, lamps, and flash lights, carbon brushes, fuses, insulators and insulating materials, bells annunciators, burglar alarms, electric cutting and welding machines and electrical tools, machinery, devices, apparatus, appliances, equipment and accessories of every description;

          (b) To purchase, construct, own, maintain, improve, sell, lease, mortgage, convey, and in all ways use and operate and make any lawful contracts pertaining to factories, buildings, machinery, equipment, works and facilities generally for the manufacturing, selling, working, preparing, treating, handling and dealing in electronic, electrical and mechanical products and in all kinds of materials, goods, wares and merchandise;

          (c) To acquire and take over as a going concern and to carry on the business of any person, firm, association or corporation engaged in any business which this corporation is authorized to carry on, and in connection therewith to acquire the goodwill and all or any part of the assets and to assume or otherwise provide for all or any of the liabilities of the owner or owners of any such business.

          (d) To purchase or acquire real estate and leaseholds or any interest therein in addition to such as may be necessary for the purposes hereinbefore expressed and to own, hold, or improve, sell and deal in the same;

          (e) To purchase or otherwise acquire real and personal property of any and all kinds that may be lawfully acquired, and held by a business corporation, and in particular lands, leaseholds, shares of stock, mortgages, bonds and other securities, merchandise, book debts and claims, copyrights, trademarks, tradenames, brands, labels, patents and patent rights, licenses and concessions and any interest in real and personal property;

          (f) To make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds and other obligations from time to time for the purchase of property or for any purpose in or about the business of the company, and to secure the payment of any such obligations by mortgage, pledge, deed of trust or otherwise;

          (g) The business or purpose of the company is from time to time to do any one or more of the acts and things herein set forth and it may conduct such business in all of its branches or any part thereof outside of the State of New York and in any other states and territories and the dependencies of the United States and in foreign countries;

          (h) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or associated with other corporations, firms or individuals and to do any other act or acts, thing or things, incidental or pertaining to, or growing out of, or connected with the aforesaid business or powers, or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

          THIRD: The aggregate number of shares which the corporation shall have authority to issue is 2,000,000 shares of the par value of $.10 each.

          FOURTH: The capital of the corporation shall be at least equal to the sum of the aggregate par value of all the issued shares having par value, plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts, as from time to time, by resolution of the Board of Directors, may be transferred thereto.

          FIFTH:    The office of the corporation is to be located in County of
Kings, State of New York.

                    The Secretary of State is designated as the Agent of the Corporation upon whom process against the Corporation may be served and the address to which the Secretary of State shall mail a copy of any process against the corporation which may be served upon it pursuant to law is c/o United States Corporation Company, 70 Pine Street, New York, New York 10270.

          SIXTH:  The duration of the corporation shall be perpetual:

          SEVENTH: (a) The number of directors of the corporation shall be nine directors who shall be divided into three classes of three directors each, designated as Class A, Class B, and Class C.

                    (b) The term of office of the initial Class A directors shall expire at the next annual meeting of shareholders. The term of office of the initial Class B directors shall expire at the second succeeding annual meeting and the term of office of the initial Class C directors shall expire at the third succeeding annual meeting. At each annual meeting after the initial classification of directors, directors to replace those whose terms expired at such annual meeting, shall be elected to hold office until the third succeeding annual meeting.

                    (c) In all elections of directors, each shareholder shall be entitled to as many votes as shall equal the number of shares held by him, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit, which right, when exercised, shall be termed 'cumulative voting.'

                    (d) No director may be removed from office prior to the expiration of this term except for cause by the vote of the shareholders as required by Section 706 of the Business Corporation Law.

          EIGHTH:  (omitted)

          NINTH:  (omitted)

          TENTH: The United States Corporation Company, 70 Pine Street, New York, New York 10270 is designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served.

          ELEVENTH: No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in or is a director or officer, or are directors or officers of such other corporation, and any director or directors, individually or jointly, may be a party or parties to or may be interested in any contractor transaction of this corporation, or in which this corporation is interested, and no contract, act or transaction of this corporation with any person or persons, firms or corporations shall be affected or invalidated by the fact that any director or directors of this corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firms or corporations, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may in anywise be interested.

          TWELFTH: No stockholder of this Corporation shall, because of the ownership of stock, have a pre-emptive or other right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of this Corporation issued, optioned, or sold by it. Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of this Corporation, authorized by this amended certificate may at any time be issued, optioned for sale, and sold or disposed of by this Corporation pursuant to resolution of its board of directors to such persons and upon such terms as may to such board seem proper without first offering such stock or securities or any part thereof to existing stockholders.

     The affirmative vote of holders of not less than two-thirds of the outstanding shares of stock of the corporation shall be required in order to amend, alter, change or repeal the provisions of Article SEVENTH hereof or this Article TWELFTH."

     FIFTH: That the changes in the Certificate of Incorporation and the restatement were authorized by unanimous written consent of the Board of Directors pursuant to Section 708 of the New York Business Corporation Law and the By-laws of TENSOR CORPORATION.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under penalties of perjury this 21st day of January, 1986.

                              TENSOR CORPORATION

                              By:  /s/ Peter R. Harvey
                                   Peter R. Harvey,
                                   Chairman of the Board

                                   /s/ Philip E. Ruben
                                   Philip E. Ruben,
                                   Assistant Secretary